EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D/A dated August 28, 2017 (including amendments thereto) with respect to the common stock of Cars.com. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: August 28, 2017

CATALUS CAPITAL LLC

By: Catalus Capital Management LLC

By:	/s/Michael Freeburg
Name: Michael Freeburg
Title: Manager

CATALUS CAPITAL MANAGEMENT LLC

By:	/s/Michael Freeburg
Name: Michael Freeburg
Title: Manager

MICHAEL FREEBURG

/s/Michael Freeburg

MAREK OLSZEWSKI

/s/Marek Olszewski